Exhibit 10.16

BASE SALARIES OF NAMED EXECUTIVE OFFICERS OF THE REGISTRANT

As of March 9, 2005, the following are the base salaries (on an annual basis) of the named executive officers (as defined in Item 402(a)(3) of Regulations S-K) of CVB Financial Corporation:

D. Linn Wiley President, Chief Executive Officer	$500,000

Frank Basirico, Jr. Executive Vice President, Chief Credit Officer	$235,000

Edward J. Biebrich, Jr. Executive Vice President, Chief Financial Officer	$235,000

Jay W. Coleman Executive Vice President, Sales and Service Division	$235,000

Edwin J. Pomplun Executive Vice President, Wealth Management Group	$162,000

Each of the named executive officers will be eligible to receive a discretionary bonus for 2005 pursuant to the Citizens Business Bank (“CBB”) Discretionary Performance Compensation Plan upon adoption of such plan by CBB.

In addition, each of the named executive officers receives the right to use a bank owned automobile. CBB also pays the country club dues for Messrs. Wiley and Coleman.

Like all employees of CBB, each of the named executive officers is also eligible to receive an allocation pursuant to CBB’s 401(k) and Profit Sharing Plan.